                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statements on Form S-3 and related Prospectus of World Access, Inc. and subsidiaries for the registration of 473,060 shares of its common stock and to the incorporation by reference therein of our report dated March 26, 1999, with respect to the consolidated financial statements and schedules of World Access, Inc. and subsidiaries included in its Annual Report (Form 10-K/A) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                          /s/ Ernst & Young LLP


Atlanta, Georgia


October 5, 1999